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                                                                Exhibit 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this registration statement of Danninger Medical Technology, Inc. on Form S-2 (File No. _______________) of our reports dated March 27, 1996, on our audits of the consolidated financial statements and financial statement schedule of Danninger Medical Technology, Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts".



                                                /s/ Coopers & Lybrand L.L.P.

                                                COOPERS & LYBRAND L.L.P.





Columbus, Ohio
April 3, 1996